EXHIBIT 5






                                 JENKENS & GILCHRIST
                             1445 Ross Avenue Suite 3200
                                 Dallas, Texas 75202

                                     May 9, 1995



          Cairn Energy USA, Inc.
          8235 Douglas Avenue, Suite 1221
          Dallas, Texas 75225

               Re: Offering by Cairn Energy PLC of Common Stock of Cairn Energy USA, Inc. on Form S-3

          Gentlemen:

               On May 9, 1995, Cairn Energy USA, Inc., a Delaware corporation (the "Company"), will file with the Securities and Exchange Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). Such Registration Statement relates to the sale by Cairn Energy PLC, the selling stockholder (the "Selling Stockholder") of an aggregate of 2,623,260 shares (the "Shares") of the Company's common stock, par value $.01 per share (the
          "Common Stock"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

               In connection therewith, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Certificate of Incorporation and the Bylaws of the Company, as
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          amended,  (ii) copies of documents related to the merger of Cairn
          Energy USA, Inc. with and into Omni Exploration, Inc. pursuant to
          which  the  Shares  were   issued  to  the  Selling  Stockholder,
          (iii) copies of documents relating to the issuance of the Shares to the Selling Stockholder; (iv) copies of resolutions of the Board of Directors of the Company authorizing the preparation and filing of the Registration Statement, (v) the Registration
          Statement,  and  all  exhibits   thereto,  and  (vi)  such  other
          documents  and instruments as  we have  deemed necessary  for the
          expression  of  the opinions  herein  contained.   In  making the
          foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

               Based upon the foregoing examination, we are of the opinion that the Shares to be sold by the Selling Stockholder in the offering, as described in the Registration Statement, have been duly and validly authorized for issuance and are validly issued, fully paid and nonassessable.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        JENKENS & GILCHRIST,
                                          a Professional Corporation



                                        By:  Mark D. Wigder
                                             Mark D. Wigder
                                             Authorized Signatory

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          DCC10EEF 15467.6
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